UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2014

Nucor Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-4119	13-1860817
(Commission File Number)	(IRS Employer Identification No.)

1915 Rexford Road, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 366-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 10, 2014, Nucor Corporation (“Nucor”) entered into a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture”) with The Bank of New York Mellon (the “Prior Trustee”) and U.S. Bank National Association (the “Successor Trustee”), which supplements the Indenture, dated January 12, 1999, between Nucor and the Prior Trustee (as supplemented by that certain Sixth Supplemental Indenture, dated July 29, 2013, between Nucor and the Prior Trustee (the “Sixth Supplemental Indenture”), the “Indenture”). The Seventh Supplemental Indenture appointed the Successor Trustee to succeed the Prior Trustee as trustee and paying agent with respect to Nucor’s 4.000% Notes due 2023 (the “2023 Notes”) and Nucor’s 5.200% Notes due 2043 (the “2043 Notes” and together with the 2023 Notes, the “Notes”), which Notes were issued pursuant to and are governed by the Indenture. Copies of the Sixth Supplemental Indenture and the forms of the 2023 Notes and the 2043 Notes were attached as Exhibits 4.1, 4.2 and 4.3, respectively, to Nucor’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2013.

The foregoing description of the Seventh Supplemental Indenture does not purport to be complete and is qualified in its entirety by the contents of such agreement, a copy of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Seventh Supplemental Indenture, dated December 10, 2014, between Nucor Corporation and The Bank of New York Mellon, as prior trustee, and U.S. Bank National Association, as successor trustee

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUCOR CORPORATION

Date: December 11, 2014	By:	/s/ James D. Frias
James D. Frias Chief Financial Officer, Treasurer and Executive Vice President

INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Seventh Supplemental Indenture, dated December 10, 2014, between Nucor Corporation and The Bank of New York Mellon, as prior trustee, and U.S. Bank National Association, as successor trustee